Exhibit 11

                         AUTOINFO, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share

                                          Six Months Ended          Three Months Ended

                                              June 30,                   June 30,

                                          1997         1996         1997         1996
                                       ----------  -----------   ----------  -----------
Primarily and fully diluted earnings:
Earnings from operations applicable
  to common stock                      $1,809,679  $  (537,502)  $1,561,495  $  (939,051)
                                       ----------  -----------   ----------  -----------
Shares:
     Weighted average number of
       common shares outstanding        8,007,730    7,885,487    8,018,752    7,987,088
     Add shares issuable from
       assumed exercise of options
       and warrants                        40,131           --       62,444           --
                                       ----------  -----------   ----------  -----------
    Weighted average number of
       common shares as adjusted        8,047,861    7,885,487    8,081,196    7,987,088
                                       ----------  -----------   ----------  -----------

Primary and fully diluted earnings
   per common share:                   $      .22  $      (.07)  $      .19  $      (.12)
                                       ----------  -----------   ----------  -----------


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